Exhibit 99.1

Southern First Reports Results for Second Quarter of 2015

Greenville, South Carolina, July 28, 2015 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to the common shareholders of $2.6 million, or $0.39 per diluted share for the second quarter of 2015. In comparison, net income available to common shareholders was $1.3 million, or $0.26 per diluted share, for the second quarter of 2014. For the six months ended June 30, 2015, net income to common shareholders was $4.6 million, or $0.70 per diluted share. In comparison, net income available to common shareholders for the six months ended June 30, 2014 was $2.4 million, or $0.48 per diluted share.

2015 Second Quarter Highlights

●	Net income to common shareholders increased 95% to $2.6 million for Q2 2015 compared to $1.3 million for Q2 2014
●	Core deposits increased 23% to $661.5 million at Q2 2015, compared to $536.2 million at Q2 2014
●	Gross loans increased 19% to $963.5 million at Q2 2015, compared to $812.8 million at Q2 2014
●	Net interest margin improved to 3.73% for Q2 2015, compared to 3.72% for Q1 2015 and 3.66% for Q2 2014
●	Total revenue increased 21% to $11.6 million for Q2 2015, compared to $9.6 million for Q2 2014

“This was an outstanding quarter for Southern First as our team generated impressive results in the areas of earnings, client growth, and efficiency” stated Art Seaver, the Company’s Chief Executive Officer.

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014
Earnings ($ in thousands, except per share data):
Net income	$2,560	2,028	1,983	1,826	1,566
Net income available to common shareholders	2,560	2,028	1,766	1,573	1,313
Earnings per common share, diluted	0.39	0.31	0.30	0.31	0.26
Total revenue(1)	11,606	11,211	10,567	10,051	9,588
Net interest margin (tax-equivalent)(2)	3.73%	3.72%	3.71%	3.66%	3.66%
Efficiency ratio(3)	57.26%	66.55%	63.93%	60.35%	65.86%
Balance Sheet ($ in thousands):
Loans(4)	$963,496	909,321	871,446	832,722	812,833
Core deposits(5)	661,511	627,131	585,083	557,417	536,213
Total deposits	894,524	850,310	788,907	772,760	747,369
Total assets	1,119,000	1,072,637	1,029,865	1,007,553	967,089
Holding Company Capital Ratios(6):
Total risk-based capital ratio	11.90%	12.21%	12.42%	11.88%	11.91%
Tier 1 risk-based capital ratio	10.65%	10.96%	11.17%	10.63%	10.66%
Leverage ratio	9.32%	9.34%	9.52%	8.84%	9.01%
Common equity tier 1 ratio(7)	9.28%	9.50%	9.65%	7.57%	7.61%
Tangible common equity(8)	7.83%	7.96%	8.06%	6.19%	6.27%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.85%	0.85%	0.97%	1.14%	1.40%
Net charge-offs as a percentage of average loans(4) (YTD annualized)	0.10%	0.06%	0.33%	0.37%	0.28%
Allowance for loan losses as a percentage of loans(4)	1.34%	1.35%	1.35%	1.36%	1.37%
Allowance for loan losses as a percentage of nonaccrual loans	193.73%	187.61%	176.72%	141.99%	90.30%
(1)	Total revenue is the sum of net interest income and noninterest income.
(2)	The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3)	Noninterest expense divided by the sum of net interest income and noninterest income.
(4)	Excludes loans held for sale.
(5)	Excludes out of market deposits and time deposits greater than $100,000.
(6)	June 30, 2015 ratios are preliminary.
(7)	The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(8)	The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.

Operating Results

Net interest margin for the second quarter of 2015 was 3.73%, compared to 3.72% for the prior quarter, and 3.66% for the second quarter of 2014. During the second quarter of 2015, our average interest-earning assets increased by $134.2 million, while our average interest-bearing liabilities increased by $89.1 million, compared to the second quarter of 2014. In addition, the yield on our interest-earning assets improved by one basis point, and the cost of our interest-bearing liabilities declined by five basis points, as compared to the second quarter of 2014.

Noninterest income was $2.1 million and $1.5 million for the three months ended June 30, 2015 and 2014, respectively. For the six months ended June 30, 2015 and 2014, noninterest income was $4.3 million and $2.5 million, respectively. The increase in noninterest income during the three and six month periods ended June 30, 2015 relates primarily to increases in loan and mortgage fee income and other income. A significant portion of our loan fee income relates to income derived from mortgage originations of $1.3 million and $2.5 million for the three and six months ended June 30, 2015, respectively, and $576 thousand and $880 thousand for the three and six months ended June 30, 2014, respectively.

Noninterest expense was $6.6 million and $6.3 million for the three months ended June 30, 2015 and 2014, respectively, and $14.1 million and $12.1 million for the six months ended June 30, 2015 and 2014, respectively. The increase in noninterest expense during the 2015 periods relates primarily to an increase in salaries and benefits, partially offset by a decrease in other noninterest expense. In addition, real estate owned expenses increased by $860 thousand during the six months ended June 30, 2015, as compared to the prior year.

During the three months ended June 30, 2015, we recorded total credit costs of $1.1 million, including a $1.0 million provision for loan losses and $93 thousand expenses related to the sale and management of other real estate owned. In addition, net loan charge-offs for the second quarter of 2015 were $314 thousand, or 0.14% of average loans, annualized. During the three months ended June 30, 2014, our total credit costs were $962 thousand, consisting of a $950 thousand provision for loan losses and $12 thousand of expenses related to other real estate owned. Net loan charge-offs for the second quarter of 2014 were $560 thousand, or 0.28% of average loans, annualized. For the six months ended June 30, 2015 and 2014, total credit costs were $2.5 million and $2.0 million, respectively. Our allowance for loan losses was $12.9 million, or 1.34% of loans, at June 30, 2015 which provides approximately 194% coverage of nonaccrual loans, compared to $11.1 million, or 1.37% of loans, and approximately 90% coverage of nonaccrual loans at June 30, 2014.

Nonperforming assets were $9.6 million, or 0.85% of total assets, as of June 30, 2015. Comparatively, nonperforming assets were $10.0 million, or 0.97% of total assets, at December 31, 2014, and $13.6 million, or 1.40% of total assets, at June 30, 2014. Of the $9.6 million in total nonperforming assets as of June 30, 2015, nonperforming loans represent $6.7 million and other real estate owned represents $2.9 million. Classified assets improved to 18% of tier 1 capital plus the allowance for loan losses at June 30, 2015, compared to 26% at June 30, 2014.

Gross loans were $963.5 million, excluding loans held for sale, as of June 30, 2015, compared to $871.4 million at December 31, 2014, and $812.8 million at June 30, 2014. Of the $92.0 million of loan growth during the first half of 2015, $31.3 million was in the Greenville market, $24.8 million was in the Columbia market, and $35.9 million was in the Charleston market. Core deposits, which exclude out-of-market deposits and time deposits of $100,000 or more, increased to $661.5 million at June 30, 2015 compared to $585.1 million at December 31, 2014 and $536.2 million at June 30, 2014. During the first six months of 2015, core deposits grew by $76.4 million with growth of $24.1 million in the Greenville market, $28.2 million in the Columbia market, and $24.1 million in the Charleston market.

Shareholders’ equity totaled $87.7 million as of June 30, 2015, compared to $83.0 million at December 31, 2014, and $71.9 million as of June 30, 2014. As of June 30, 2015, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		2nd Qtr	Six Months Ended		YTD
	June 30		2015-2014	June 30		2015-2014
(in thousands, except per share data)	2015	2014	% Change	2015	2014	% Change
Earnings Summary
Interest income	$11,316	9,790	15.6%	22,117	19,134	15.6%
Interest expense	1,825	1,720	6.1%	3,556	3,420	4.0%
Net interest income	9,491	8,070	17.6%	18,561	15,714	18.1%
Provision for loan losses	1,000	950	5.3%	1,625	1,950	(16.7)%
Noninterest income	2,115	1,518	39.3%	4,256	2,488	71.1%
Noninterest expense	6,646	6,315	5.2%	14,106	12,085	16.7%
Income before provision for income taxes	3,960	2,323	70.5%	7,086	4,167	70.1%
Income tax expense	1,400	757	84.9%	2,498	1,351	84.9%
Net income	2,560	1,566	63.5%	4,588	2,816	62.9%
Preferred stock dividends	-	253	(100.0)%	-	445	(100.0)%
Redemption of preferred stock	-	-	-	-	-	-
Net income available to common shareholders	$2,560	1,313	95.0%	4,588	2,371	93.5%
Basic weighted average common shares	6,234	4,763	30.9%	6,230	4,687	32.9%
Diluted weighted average common shares	6,534	5,037	29.7%	6,524	4,957	31.6%
Earnings per common share – Basic	$0.41	0.28	46.4%	0.74	0.51	45.1%
Earnings per common share – Diluted	0.39	0.26	50.0%	0.70	0.48	45.8%

	Quarter Ended		2nd Qtr	Quarter Ended
	June 30		2015-2014	March 31	December 31	September 30
(in thousands, except per share data)	2015	2014	% Change	2015	2014	2014
Balance Sheet Highlights
Assets	$1,119,000	967,089	15.7%	1,072,637	1,029,865	1,007,553
Investment securities	56,997	64,678	(11.9)%	54,033	61,546	63,391
Mortgage loans held for sale	12,402	7,189	72.5%	14,844	11,765	9,372
Loans	963,496	812,833	18.5%	909,321	871,446	832,722
Allowance for loan losses	12,927	11,103	16.4%	12,241	11,752	11,305
Other real estate owned	2,887	1,277	126.1%	2,570	3,307	3,549
Noninterest bearing deposits	162,845	123,548	31.8%	152,589	139,904	131,948
Interest bearing deposits	731,679	623,821	17.3%	697,721	649,003	640,812
Total deposits	894,524	747,369	19.7%	850,310	788,907	772,760
Other borrowings	115,200	127,100	(9.4)%	115,200	135,200	139,600
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Tangible common equity	87,667	60,644	44.6%	85,353	82,992	62,350
Preferred stock	-	11,242	(100.0)%	-	-	11,242
Total shareholders’ equity	87,667	71,886	22.0%	85,353	82,992	73,592
Common Stock
Book value per common share	$14.06	12.56	11.9%	13.70	13.34	12.91
Stock price:
High	18.24	13.88	31.4%	18.60	17.99	14.25
Low	17.00	13.09	29.9%	15.78	13.80	13.50
Period end	17.90	13.46	33.0%	17.00	17.02	13.94
Common shares outstanding	6,236	4,830	29.1%	6,231	6,219	4,830
Other
Return on average assets(9)	0.95%	0.65%	46.2%	0.78%	0.78%	0.74%
Return on average equity(9)	11.75%	8.80%	33.5%	9.67%	9.46%	9.86%
Loans to deposits	107.71%	108.76%	(1.0)%	106.94%	110.46%	107.76%
Team members	169	151	11.9%	162	158	156
Average Balances ($ in thousands):
Loans(4)	$933,816	798,410	17.0%	891,481	852,250	827,986
Deposits	856,423	725,025	18.1%	818,275	770,922	760,465
Assets	1,080,811	942,377	14.7%	1,049,049	1,005,563	979,929
Equity	87,383	71,409	22.4%	85,088	83,132	73,506
(9)	Annualized based on quarterly net income.

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
(dollars in thousands)	2015	2015	2014	2014	2014
Nonperforming Assets
Commercial
Owner occupied RE	$720	280	322	640	671
Non-owner occupied RE	3,018	3,167	2,344	2,877	3,686
Construction	-	-	783	855	849
Commercial business	1,178	1,130	1,408	745	730
Consumer
Real estate	419	457	457	488	488
Home equity	250	188	188	188	-
Construction	-	-	-	-	-
Other	1	2	1	3	1
Nonaccruing troubled debt restructurings	1,087	1,301	1,147	2,166	5,871
Total nonaccrual loans	6,673	6,525	6,650	7,962	12,296
Other real estate owned	2,887	2,570	3,307	3,549	1,277
Total nonperforming assets	$9,560	9,095	9,957	11,511	13,573
Nonperforming assets as a percentage of:
Total assets	0.85%	0.85%	0.97%	1.14%	1.40%
Total loans	0.99%	1.00%	1.14%	1.38%	1.67%
Accruing troubled debt restructurings	$8,173	8,336	8,562	7,216	6,479

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014
Allowance for Loan Losses
Balance, beginning of period	$12,241	11,752	11,305	11,103	10,713
Loans charged-off	(354)	(145)	(584)	(1,138)	(652)
Recoveries of loans previously charged-off	40	9	131	15	92
Net loans charged-off	(314)	(136)	(453)	(1,123)	(560)
Provision for loan losses	1,000	625	900	1,325	950
Balance, end of period	$12,927	12,241	11,752	11,305	11,103
Allowance for loan losses to gross loans	1.34%	1.35%	1.35%	1.36%	1.37%
Allowance for loan losses to nonaccrual loans	193.73%	187.61%	176.72%	141.99%	90.30%
Net charge-offs to average loans QTD (annualized)	0.14%	0.06%	0.21%	0.54%	0.28%

AVERAGE YIELD/RATE - Unaudited

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014
	Yield/Rate(10)
Interest-earning assets
Federal funds sold	0.31%	0.29%	0.26%	0.26%	0.27%
Investment securities, taxable	2.44%	2.61%	2.57%	2.46%	2.62%
Investment securities, nontaxable	4.50%	4.35%	4.23%	4.12%	4.14%
Loans(11)	4.64%	4.67%	4.67%	4.71%	4.68%
Total interest-earning assets	4.44%	4.43%	4.43%	4.41%	4.43%
Interest-bearing liabilities
NOW accounts	0.18%	0.18%	0.16%	0.16%	0.14%
Savings & money market	0.40%	0.35%	0.34%	0.33%	0.31%
Time deposits	0.75%	0.72%	0.73%	0.71%	0.73%
Total interest-bearing deposits	0.49%	0.46%	0.46%	0.45%	0.46%
Note payable and other borrowings	3.10%	2.87%	2.80%	3.06%	3.02%
Junior subordinated debentures	2.42%	2.42%	2.40%	2.40%	2.39%
Total interest-bearing liabilities	0.88%	0.86%	0.88%	0.91%	0.93%
Net interest spread	3.56%	3.57%	3.55%	3.50%	3.50%
Net interest income (tax equivalent) / margin	3.73%	3.72%	3.71%	3.66%	3.66%
(10)	Annualized for the respective three month period.
(11)	Includes loans held for sale.

NONINTEREST INCOME & EXPENSE - Unaudited

	Quarter Ended		2nd Qtr	Quarter Ended
	June 30		2015-2014	March 31	December 31	September 30
(dollars in thousands)	2015	2014	% Change	2015	2014	2014
Noninterest income
Loan and mortgage fee income	$1,409	613	129.9%	1,196	1,039	861
Service fees on deposit accounts	219	231	(5.2)%	227	234	244
Income from bank owned life insurance	165	167	(1.2)%	166	169	169
Gain on sale of investment securities	36	230	(84.3)%	259	-	-
Other income	286	277	3.2%	293	291	286
Total noninterest income	$2,115	1,518	39.3%	2,141	1,733	1,560
Noninterest expense
Compensation and benefits	$4,106	3,514	16.8%	4,277	3,658	3,459
Occupancy	842	730	15.3%	737	743	777
Real estate owned expenses	93	12	675.0%	763	551	71
Data processing and related costs	573	622	(7.9)%	585	673	625
Insurance	213	203	4.9%	202	228	209
Professional fees	233	294	(20.7)%	233	228	207
Marketing	222	197	12.7%	238	184	193
Other	364	743	(51.0)%	426	491	525
Total noninterest expenses	$6,646	6,315	5.2%	7,461	6,756	6,066

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company consists of Southern First Bank, the fifth largest bank headquartered in South Carolina. Southern First Bancshares has been providing financial services since 1999 and now operates in nine locations in the Greenville, Columbia, and Charleston markets of South Carolina. Southern First Bancshares has assets of approximately $1.1 billion and its common stock is traded in the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070
MEDIA CONTACT: ART SEAVER 864-679-9010
WEB SITE: www.southernfirst.com